UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(e)
Mr. Theodore R. Wright, Executive Vice President and Chief Operating Officer of Vectrus, Inc. (the “Company” or ”Vectrus”) was identified as a named executive officer for 2014 in the Company’s 2015 proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 31, 2015 in connection with the Company’s 2015 Annual Meeting of Shareholders. Therefore, the Company is filing this Current Report on Form
8-K pursuant to Item 5.02(d)(e) to provide disclosure in connection with a compensatory arrangement with Mr. Wright.

On December 2, 2013, Exelis Inc. (“Exelis”), the former parent of the Company, and Mr. Wright entered into a letter agreement (the “Wright Letter Agreement”) setting forth the terms and conditions of his employment as Executive Vice President and Chief Operating Officer of Vectrus Systems Corporation (formerly called “Exelis Systems Corporation”), a wholly-owned subsidiary of the Company and former wholly-owned subsidiary of Exelis. The terms of the Wright Letter Agreement are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Wright’s initial base salary was $350,000.

b.
2014 Target Annual Incentive. For the performance year 2014, Mr. Wright’s annual incentive target was set at 75% of base salary (“Target Annual Incentive”). The amount earned in respect of the Target Annual Incentive was discretionary and subject to individual and Company performance.

c.
2014 Long-Term Incentive Awards. Mr. Wright was eligible to participate in the Exelis 2014 long-term incentive program with an annual target long-term incentive compensation opportunity of $350,000, and the form of the award, vesting provisions and other provisions/requirements were determined at the discretion of the Board of Directors.

d.
Cash Sign-on Payment. Mr. Wright was paid a sign-on payment in January 2014 in the amount of $175,000. In the event that Mr. Wright’s employment with Exelis or Vectrus is voluntarily terminated within two years from the date of payment, he is required to pay back the $175,000 payment, net of taxes.

e.	Transaction Success Incentive Award. Mr. Wright was eligible for a Transaction Success Incentive Award in cash the amount of $175,000, which was paid following the spin-off of the Company from Exelis.

f.
Founders’ Grant. Mr. Wright was entitled to receive a Founders’ Grant on October 10, 2014 in the amount of $787,500. The Vectrus Compensation Committee determined that twenty percent (20%) of the Founders’ Grant be granted in the form of stock options and eighty percent (80%) in the form of restricted stock units.

2.	Termination of Employment.

a.
In the event that Exelis or Vectrus terminates Mr. Wright’s employment within his first two years of his employment, for any reason other than cause and without an offer of comparable employment, the Wright Letter provided that he would receive one full year of his current salary paid as a severance payment. Following two years of employment, he will revert to severance eligibility under the company severance policy that is in effect at that time.

The foregoing description of the terms of the Wright Letter Agreement is not complete and is subject to and qualified in its entirety by the Wright Letter Agreement, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
(d) Exhibits

Exhibit No.	Description

10.01	Wright Letter Agreement dated December 2, 2013 between Exelis Inc. and Mr. Wright

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vectrus, Inc.

Date: April 2, 2015	By:	/s/ Kathryn S. Lamping
Kathryn S. Lamping

	Its:	Assistant Secretary
(Authorized Officer of Registrant)